Exhibit 21(A)





                      JERSEY CENTRAL POWER & LIGHT COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





   NAME OF                                                          STATE OF
 SUBSIDIARIES                       BUSINESS                     INCORPORATION

 JCP&L CAPITAL, L.P              SPECIAL-PURPOSE                 DELAWARE
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